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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                       ----------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) September 1, 1998
                                                        -----------------

                           HOME CHOICE HOLDINGS, INC.
           ---------------------------------------------------------
             (Exact name of registrant as specified in its charter)

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
          Delaware                                 0-27490                          75-27667866
-------------------------------             ------------------------       ---------------------------------
(State or other jurisdiction of             (Commission File Number)       (IRS Employer Identification No.)
        incorporation)

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714 E. Kimbrough Street, Mesquite, Texas                            75149
-----------------------------------------                         ----------
(Address of principal executive offices)                          (Zip Code)


                                 (972)288-9327
                                 -------------
              (Registrant's telephone number, including area code)

                                 Not applicable
         (Former name or former address, if changed since last report)

                       This document consists of 4 pages

                        The Exhibit Index is at page 4.

Item 5.    Other Events
           ------------

     On September 1, 1998, the Registrant executed an Agreement and Plan of Merger, dated as of September 1, 1998 (the "Merger Agreement"), between the Registrant and Rent-Way, Inc., a Pennsylvania corporation ("Rent-Way"), pursuant to which, among other things, (a) the Registrant will merge with and into Rent-Way, (b) Rent-Way will be the surviving corporation in the merger, and (c) each stockholder of the Registrant will be entitled to receive 0.588 shares of Rent-Way's common stock in exchange for each outstanding share of the Registrant's common stock.

     For further information concerning the merger and the Merger Agreement, see
Exhibit 2.1 and 99.1 hereto, which are incorporated herein by reference.

Item 7.    Financial Statements and Exhibits
           ---------------------------------

    (c)    Exhibits.

Exhibit No.    Description
-----------    -----------

  2.1       -  Agreement and Plan of Merger, dated as of September 1, 1998, by and between the Registrant and Rent-Way

 99.1       -  Joint Press Release dated September 2, 1998, announcing the execution of the Agreement and Plan of Merger between the Registrant and Rent-Way



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                     HOME CHOICE HOLDINGS, INC.
                                     (Registrant)




Date: September 11, 1998             By: /s/ JOHN T. EGELAND
                                        ----------------------------------
                                         John T. Egeland
                                         Chief Financial Officer






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                                 EXHIBIT INDEX
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Exhibit No.       Description                                                              Page
-----------       -----------                                                              ----
 2.1    -         Agreement and Plan of Merger, dated as of September 1, 1998, by and between the Registrant and Rent-Way

99.1    -         Joint Press Release dated September 2, 1998, announcing the execution of the Agreement and Plan of Merger between the Registrant and Rent-Way

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